Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use of our report dated November 16, 2006 included in the Registration Statement on Form S-1 and related Prospectus of Colorado Goldfields Inc. for the registration of shares of its common stock.
/s/ MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
October 14, 2008